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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            ACME COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION


         As Secretary of ACME Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, I do execute this Restated Certificate of Incorporation and do hereby certify as follows:

         1. The name of the corporation is ACME Communications, Inc (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 23, 1999. The original name of the Corporation was ACME Holdings, Inc.

         2. This Restated Certificate of Incorporation of the Corporation amends and restates the provisions of the Certificate of Incorporation of the Corporation and was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by unanimous written consent of the stockholders of the Corporation in accordance with Sections 228 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE 1

         The name of the Corporation is ACME Communications, Inc.

                                   ARTICLE 2

         The address of the registered office of the Corporation in the State of Delaware is 15 E. North Street, in the City of Dover, County of Kent. The name of its registered agent at such address is Paracorp Incorporated.

                                   ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE 4

4.1 The total number of shares of all classes that this Corporation has the authority to issue is 60,000,000, which are divided into two classes, one class designated as "Common Stock," consisting of 50,000,000 authorized shares, $0.01 par value per share, and a second class designated as "Preferred Stock," consisting of 10,000,000 authorized shares, $0.01 par value per share.


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4.2      Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock will have identical rights and privileges in every respect.

4.3 The Preferred Stock may be issued in one or more series, from time to time, each series to be appropriately designated by a distinguishing number, letter or title, before the issue of any shares thereof. Shares of Preferred Stock of any one series will have identical rights and privileges in every respect.

4.4 Each series of Preferred Stock will consist of such number of shares and have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors"), and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

         The authority of the Board of Directors with respect to each series of Preferred Stock will include, but not be limited to, determination of the following:

         A. The number of shares constituting that series and the distinctive designation of that series;

         B. The dividend rate, if any, on the shares of that series, whether dividends will be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         C. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         D. Whether that series will be subject to conversion or exchange, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors determines;

         E. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable, and the type and amount of consideration per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         F. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         G. The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         H. Any other relative rights, preferences and limitations, if any, of that series.


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                                   ARTICLE 5

         As used in this Certificate of Incorporation, the following terms have the meanings indicated:

         "AFFILIATE" means any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with another Person.

         "ALIEN" has the meaning given to it from time to time under the Communications Act.

         "ALIEN ENTITY" means any individual not a citizen of the United States of America; any partnership or limited liability company controlled by Aliens; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; any other corporation controlled by Aliens; and any corporation, joint-stock company, partnership, limited liability company, trust, association or other entity controlled directly or indirectly by one or more of the above.

         "COMMUNICATIONS ACT" means the Communications Act of 1934 and the rules, regulations, decisions and written policies of the Federal Communications Commission thereunder.

         "DISQUALIFIED HOLDER" means any holder of outstanding shares of any class or series of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of any class or series of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

         "FAIR MARKET VALUE" of a share of any class or series of stock of the Corporation means the average Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series have been traded preceding the day on which notice of redemption is given pursuant to 7.1D; provided, however, that if shares of stock of such class or series are not traded on the National Association of Securities Dealers, Inc. Automated Quotation System (or any similar system then in use) ("NASDAQ"), any securities exchange or in the over-the-counter market, "Fair Market Value" will be determined by the Board of Directors in good faith. "CLOSING PRICE" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on NASDAQ or, if such stock is not listed on NASDAQ, then the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

         "FCC" means the Federal Communications Commission or any successor agency.

         "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company or a trust.


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         "REDEMPTION DATE" means the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to ARTICLE 7.

         "REDEMPTION SECURITIES" means any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to
Section 7.1D, at least equal to the price required to be paid pursuant to
Section 7.1A (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                                   ARTICLE 6

         For the purpose of monitoring compliance with Section 310 of the Communications Act and any and all rules or policies of the FCC promulgated thereunder, the Corporation will, as promptly as practicable after shares of Common Stock are first held by more than 100 holders of record, implement the following procedures:

6.1 The Corporation will maintain separate stock records with respect to all classes of stock: a domestic record covering non-Alien Entity stockholders and a foreign record covering Alien Entity stockholders. Every certificate representing shares of stock determined to be owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity will be marked "FOREIGN SHARE CERTIFICATE". Every certificate issued not marked "Foreign Share Certificate" will be marked "DOMESTIC SHARE CERTIFICATE." Any shares of stock represented by book-entry determined to be owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity will be deposited in the Corporation's foreign account.

6.2 Any holder of shares of any class or series of stock of the Corporation that are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity will either (A) deliver any Domestic Share Certificates representing such shares to the Corporation to be replaced by Foreign Share Certificates or (B) instruct that such shares represented by book-entry in the Corporation's foreign account.

6.3 Any holder of Foreign Share Certificates or shares represented by book-entry in the Corporation's foreign account representing shares of any class or series of stock of the Corporation that are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity may deliver such Foreign Share Certificates to the Corporation to be replaced by Domestic Share Certificates or instruct that the shares represented by book-entry in the Corporation's foreign account be moved to the Corporation's general account. Any delivery of Foreign


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         Share Certificates or book-entry to the Corporation's general account pursuant to this subsection must be accompanied by an affidavit in form and substance reasonably satisfactory to the Corporation stating that the shares of stock of the Corporation represented by the Foreign Share Certificate or book-entry are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity.

6.4 The Corporation has the right to determine, by vote of the Board of Directors or in conformity with regulations prescribed by the Board of Directors, (A) whether any person is an Alien Entity, (B) whether any shares of stock of the Corporation are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, Alien Entities, and (C) whether any affidavit delivered pursuant to section 6.3 is false.

6.5 The Corporation will not issue any shares of capital stock of the Corporation to any Alien if such issuance would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) to exceed 25% of (A) the total number of all shares of such capital stock outstanding at any time and from time to time or (B) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and will not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding such 25% limits.

6.6 No Alien or Aliens, individually or collectively, will be entitled to vote or direct or control the vote of more than 25% of (A) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time or (B) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, and issuances and transfers of capital stock of the Corporation in violation of this Section 6.6 will be prohibited.

                                   ARTICLE 7

7.1 Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of any class or series of stock of the Corporation held by a Disqualified Holder will always be subject to redemption by the Corporation, by action of the Board of Directors, pursuant to Section 151 of the General Corporation Law of Delaware, or in conformity with regulations prescribed by the Board of Directors to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption will be as follows:

         A.  the redemption price of the shares to be redeemed pursuant to this
             ARTICLE 7 will be equal to the lesser of (A) the Fair Market Value of such shares or (B) if


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             such shares were purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

         B. the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

         C. if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed and the identity of the Disqualified Holders from whom shares will be redeemed will be selected in such manner as will be determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, selection based upon failure to comply with ARTICLE 6 hereof or selection in any other manner determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which determination will be conclusive;

         D. at least 30 days written notice of the Redemption Date will be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice is given to such record holders if cash, Redemption Securities or a combination thereof sufficient to effect the redemption has been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

         E. from and after the Redemption Date, any and all rights of whatever nature, of the holders of shares so called for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and such owners shall thenceforth be entitled only to receive the cash, Redemption Securities or combination thereof payable in respect of such redemption; and

         F. such other terms and conditions as the Board of Directors shall determine.

7.2 The Board of Directors will be authorized at any time and from time to time to adopt such other provisions as the Board of Directors may deem necessary or desirable to avoid violation of the provisions of Section 310(b) of the Communications Act or the policies and rules of the FCC promulgated thereunder as now in effect or as may hereafter from time to time be amended, and to carry out the provisions of ARTICLE 6 and
         ARTICLE 7 hereof.

                                   ARTICLE 8

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that the affirmative vote of 66 and 2/3 percent of the voting power of the capital stock of the Corporation entitled to vote thereon will be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.


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                                   ARTICLE 9

         The number of directors of the Corporation will be fixed from time to time by a Bylaw of the Corporation or amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE 10

10.1 Unless and except to the extent that the Bylaws of the Corporation so require, election of directors need not be by written ballot.

10.2 The stockholders of the Corporation will not have the right to cumulate their votes for the election of directors of the Corporation.

                                   ARTICLE 11

11.1 Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

11.2 No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of the stockholders instead of a meeting of stockholders.

11.3 Special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board of Directors, the President, or Chief Financial Officer and may not be called by any other Person or Persons.

                                   ARTICLE 12

         A director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article by the stockholders of the Corporation will not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring before, such repeal or modification.


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                                   ARTICLE 13

         The Corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "INDEMNITEE") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in the Restated Bylaws of the Corporation, the Corporation will be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors. No repeal or modification of this ARTICLE 13 by the stockholders will adversely affect any right or protection of a director of the Corporation existing by virtue of this ARTICLE 13 at the time of such repeal or modification.

                                   ARTICLE 14

         The Corporation hereby reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other Persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

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         IN WITNESS WHEREOF, the undersigned hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this _____ day of _______, 1999.




                                                -------------------------------
                                                    Thomas Allen
                                                    Secretary




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